UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

Societal CDMO, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-36329	26-1523233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania		19341
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 534-8239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	SCTL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, during December 2022, Societal CDMO, Inc. (the “Company”): (1) through its wholly owned subsidiary, Societal CDMO Gainesville, LLC (“Societal Gainesville”), sold certain real estate located in Gainesville, Georgia to Tenet Equity Funding SPE Gainesville, LLC, a subsidiary of Tenet Equity L.P., for a purchase price of $39.0 million (the “Sale-Leaseback Transaction”); (2) entered into a Credit Agreement (the “RBC Credit Agreement”), by and among the Company, the Company’s subsidiaries named as guarantors therein, Royal Bank of Canada, in its capacity as the administrative agent (“RBC”), and the lenders named therein, which provided the Company with a term loan in the principal amount of $36.9 million; and (3) completed separate, concurrent underwritten public offerings of the Company’s securities (the “Equity Financing”), which provided aggregate gross proceeds to the Company of approximately $35.6 million, before underwriting discounts and commissions and estimated offering expenses payable by the Company.

The proceeds of the Sale-Leaseback Transaction, RBC Credit Agreement and Equity Financing were used by the Company to repay in full all outstanding indebtedness under the that certain Credit Agreement, dated as of November 17, 2017, as amended from time to time, by and among the Company, the Company’s subsidiaries named as guarantors therein, the lenders party thereto, and Athyrium Opportunities III Acquisition LP (the “Athyrium Debt”), which had previously provided the Company with $100 million in a term loan due on December 31, 2023, at an interest rate equal to the three-month LIBOR rate, with a 1% floor plus 8.25% per annum.

In recognition of the significant efforts of J. David Enloe, Jr., the Company’s President and Chief Executive Officer, and Ryan D. Lake, the Company’s Chief Financial Officer, in completing the Sale-Leaseback Transaction, the RBC Credit Agreement, the Equity Financing, and the repayment of the Athyrium Debt, on December 28, 2022, the board of directors of the Company approved a one-time cash transaction success bonus in the amount of $400,000 to Mr. Enloe and $225,000 to Mr. Lake.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Societal CDMO, Inc.

Date: January 3, 2023	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr. President and Chief Executive Officer